EXHIBIT 32.1



                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Poseidis, Inc. (the "Company") on Form 10-QSB for the period ending November 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Louis Pardo dit Pardau, Chief Executive Officer (or equivalent thereof) and Chief Financial Officer (or equivalent thereof) of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: January 24, 2004

By:  /s/Louis Pardo dit Pardau
-----------------------------------------
Louis Pardo dit Pardau
Chief Executive Officer (or equivalent thereof)
Chief Financial Officer (or equivalent thereof)





------------------------
This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.